PURCHASE AGREEMENT

By and Between:

Extreme Biodiesel, Inc. (XTRM)

and

Rachel Cook, Individual

Effective Date: this 18th day of November, 2019

This Agreement, entered into by and between Rachel Cook (hereinafter the "Seller"), and Extreme Biodiesel, Inc. (the "Buyer").

Seller: Rachel Cook
Address: 372 S. Eagle Rd., #107,
Eagle, ID 83616
Attention:
Email:

Buyer:
Extreme Biodiesel, Inc.
Address: 1121 E. State Street
Eagle, ID 83616
Attention: Vic Devlaeminck
Email:

<u>Witnessed:</u>

WHEREAS, Rachel Cook („Seller") is the owner of 100% of the interests of North Star Homes, LLC, located at 372 S. Eagle Road, #107, Eagle, Idaho, and

WHEREAS, Purchaser wishes to acquire, and Seller is willing to sell 100% of its interest in North Star Homes, LLC in exchange for $1,500,000.00 with a one year payment plan. Under the terms of this sale, the parties have agreed that a down payment of $650,000.00 is due and payable now with the remaining balance due and payable within one year of the execution of this agreement.

EXECUTIVE SUMMARY	
Purchaser:	Extreme Biodiesel, Inc.
Consideration	$1,500,000.00
For Sale	North Star Homes, LLC.

NOW, THEREFORE, in consideration of the mutual terms and covenants set forth herein, Purchaser and Seller agree as follows:

ARTICLE I

- **Shares Purchased and Sold**
  - Seller shall deliver to the Purchaser 100% of all interests in North Star Homes, LLC, including all holdings and assets, both tangible and intangible.
  - In exchange for the sale and transfer of the above-described interests, the Purchaser shall pay to the Seller $1,500,000.00.

ARTICLE II

- **Representations and Warranties.** Representations and Warranties are made as follows:
  - The Seller. Seller is the record owner and holder of the Assets, which are fully paid and non-assessable, owned free and clear of all liens, encumbrances, charges and assessments of every nature and subject to no restrictions with respect to transferability.
  - The Purchaser. Hereby represents and warrants and agree, acknowledge, consent and stipulate that the actual sale between the Seller and Purchaser are not part of any offering of the Issuer;
    The Purchaser has full authority to enter into and complete this transaction.
-

ARTICLE III

- **Indemnification.** The Seller hereby indemnifies Purchaser and Purchaser hereby indemnifies Seller for any loss, cost, expense or other damage suffered by Purchaser and Seller, respectively, resulting from, arising out of, or incurred with respect to the falsity or the breach of any representation, warranty or covenant made in the instant Agreement herein.

ARTICLE IV

- **Miscellaneous**
  - Notices. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given, if delivered by hand or mailed, certified or registered mail with postage prepaid:
    - If to the Purchaser, to such person and place as the Purchaser shall furnish to the Seller in writing;
    - If to the Seller, to such person and place as the Seller shall furnish to Purchaser in writing.
  - Default. Should any party to this Agreement default in any of the covenants, conditions, or promises contained herein, the defaulting party shall pay all costs and expenses, including a reasonable attorney's fee, which may arise or accrue from enforcing this

Agreement, or in pursuing any remedy provided hereunder or by the statutes of the State of Nevada.

- Assignment. This Agreement may not be assigned in whole or in part by the parties hereto without the prior written consent of the other party or parties, which consent shall not be unreasonably withheld.
- Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their successors and assigns.
- Governing Law and Venue. This Agreement shall be governed by and interpreted pursuant to the laws of the State of Nevada. Any action to enforce the provisions of this Agreement shall be brought in a court of competent jurisdiction within the State of Nevada and in no other place.
- No Other Agreements. This Agreement constitutes the entire Agreement between the parties and there are and will be no oral representations which will be binding upon any of the parties hereto.
- Rights are Cumulative. The rights and remedies granted hereunder shall be in addition to and cumulative of any other rights or remedies provided under the laws of the State of Nevada.
- Waiver. No delay or failure in the exercise of any power or right shall operate as a waiver thereof or as an acquiescence in default. No single or partial exercise of any power or right hereunder shall preclude any other or further exercise thereof or the exercise of any other power or right.
- Survival of Covenants, Etc. All covenants, representations, and warranties made herein to any parties or in any statement or document delivered to any party hereto, shall survive the making of this Agreement and shall remain in full force and effect until the obligations of such party hereunder have been fully satisfied.
- Further Action. The parties hereto agree to execute and deliver such additional documents and to take such other and further action as may be required to carry out fully the transaction(s) contemplated herein.
- Amendement. This Agreement or any provision hereof may not be changed, waived terminated or discharged except by means of a written supplemental instrument signed by the party or parties against whom enforcement of the change, waiver, termination, or discharge is sought.
- Counterparts. This agreement may be executed in two or more partially or fully executed counterparts, each of which shall be deemed an original and shall bind the signatory, but all of which together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto, in consideration of the mutual promises contained herein, and such other consideration, agree to be lawfully bound in a manner not inconsistent with the terms and conditions contained herein as of the Effective Date above:

PURCHASER:

Signature ______________________ *Print Name & title:* Vinnie Angelos, President, Extreme Biodiesel, Inc.

SELLER:

Signature ______________________ *Print Name & title* Rachel Cook, CEO/owner, North Star Homes, LLC

RENEGOTIATED
PURCHASE AGREEMENT

By and Between:

Extreme Biodiesel, Inc. (XTRM)

and

Rachel Cook, Individual

NOTE: This Agreement is a re-negoitated version of an original Purchase Agreement executed by these parties on November 18, 2019, with Addendum added November 22, 2019 and supersedes all provisions of that original agreement.

Effective Date: this 22nd day of October, 2020

This Agreement, entered into by and between Rachel Cook (hereinafter the "Seller"), and Extreme Biodiesel, Inc. (the "Buyer").

Seller: Rachel Cook
Address: 372 S. Eagle Rd., #107,
Eagle, ID 83616
Attention:
Email:

Buyer:
Extreme Biodiesel, Inc.
Address: 1121 E. State Street
Eagle, ID 83616
Attention: Vic Devlaeminck
Email:

Witnessed:

WHEREAS, Rachel Cook („Seller") is the owner of 100% of the interests of North Star Homes, LLC, located at 372 S. Eagle Road, #107, Eagle, Idaho, and

WHEREAS, Purchaser has failed to pay substantially all of the original purchase price of $1,500,000.00 plus interest accruing at 8.0% per annum and now desires to re-negotiate the purchase terms and

WHEREAS, SELLER has agreed to a re-negoitated Purchase Agreement of the original purchase price balance due as of October 1, 2020, plus additional consideration of $1,400,000.00 plus 10,000 shares of preferred Series B stock of Extreme Biodiesel, Inc., in exchange for forbearance on the original balance due and re-negoitated terms as set forth below:

WHEREAS, Purchaser wishes to acquire, and Seller is willing to sell 100% of its interest in North Star Homes, LLC in exchange for $2,900,000.00 and 10,000 shares of Preferred Series B stock of Extreme Biodeiesel, Inc., with a one-year payment plan. The parties have agreed that a down payment of $650,000.00 was due and payable under the terms of the original Purchase Agreement and that $ 180,000.00 has been paid as of November 1, 2020, so that the remaining balance of that original down payment is now $ 470,000.00 plus accrued interest and shall be due and payable no later than November 30, 2020. It is further specifically agreed by the parties that any portion of the original $650,000.00 down payment remaining unpaid at December 1, 2020, shall be included in the newly negotiated total purchase price calculated as of that date under the terms specified below and shall include all accrued interest.

EXECUTIVE SUMMARY	
Purchaser:	Extreme Biodiesel, Inc.
Consideration	$2,900,000.00 and 10,000 Series B Preferred stock of Extreme Biodiesel, Inc.
For Sale	North Star Homes, LLC.

NOW, THEREFORE, in consideration of the mutual terms and covenants set forth herein, Purchaser and Seller agree as follows:

ARTICLE I

- **Assets Purchased and Sold**
  - Seller shall deliver to the Purchaser 100% of all interests in North Star Homes, LLC, including all holdings and assets, both tangible and intangible.
  - In exchange for the sale and transfer of the above-described interests, the Purchaser shall pay to the Seller $2,900,000.00. The purchase price of $2,900,000.00 shall be due and payable no later than November 18, 2021 and shall accrue interest at the rate of 8.0% per annum beginning on November 1, 2020 and continuing until paid in full.
  - The parties further agree that, in the event the Buyer is unable to complete the purchase under these terms, the parties may negotiate an extension or new terms at any time prior to November 1, 2021.
  -

ARTICLE II

- **Representations and Warranties.** Representations and Warranties are made as follows:

- The Seller. Seller is the record owner and holder of the Assets, which are fully paid and non-assessable, owned free and clear of all liens, encumbrances, charges and assessments of every nature and subject to no restrictions with respect to transferability.
- The Purchaser. Hereby represents and warrants and agree, acknowledge, consent and stipulate that the actual sale between the Seller and Purchaser are not part of any offering of the Issuer;

  The Purchaser has full authority to enter into and complete this transaction.

-

ARTICLE III

- **Indemnification.** The Seller hereby indemnifies Purchaser and Purchaser hereby indemnifies Seller for any loss, cost, expense or other damage suffered by Purchaser and Seller, respectively, resulting from, arising out of, or incurred with respect to the falsity or the breach of any representation, warranty or covenant made in the instant Agreement herein.

ARTICLE IV

- **Miscellaneous**
  - Notices. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given, if delivered by hand or mailed, certified or registered mail with postage prepaid:
    - If to the Purchaser, to such person and place as the Purchaser shall furnish to the Seller in writing;
    - If to the Seller, to such person and place as the Seller shall furnish to Purchaser in writing.
  - Default. Should any party to this Agreement default in any of the covenants, conditions, or promises contained herein, the defaulting party shall pay all costs and expenses, including a reasonable attorney's fee, which may arise or accrue from enforcing this Agreement, or in pursuing any remedy provided hereunder or by the statutes of the State of Nevada.
  - Assignment. This Agreement may not be assigned in whole or in part by the parties hereto without the prior written consent of the other party or parties, which consent shall not be unreasonably withheld.
  - Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their successors and assigns.
  - Governing Law and Venue. This Agreement shall be governed by and interpreted pursuant to the laws of the State of Nevada. Any action to enforce the provisions of this Agreement shall be brought in a court of competent jurisdiction within the State of Nevada and in no other place.
  - No Other Agreements. This Agreement constitutes the entire Agreement between the parties and there are and will be no oral representations which will be binding upon any of the parties hereto.

- Rights are Cumulative. The rights and remedies granted hereunder shall be in addition to and cumulative of any other rights or remedies provided under the laws of the State of Nevada.
- Waiver. No delay or failure in the exercise of any power or right shall operate as a waiver thereof or as an acquiescence in default. No single or partial exercise of any power or right hereunder shall preclude any other or further exercise thereof or the exercise of any other power or right.
- Survival of Covenants, Etc. All covenants, representations, and warranties made herein to any parties or in any statement or document delivered to any party hereto, shall survive the making of this Agreement and shall remain in full force and effect until the obligations of such party hereunder have been fully satisfied.
- Further Action. The parties hereto agree to execute and deliver such additional documents and to take such other and further action as may be required to carry out fully the transaction(s) contemplated herein.
- Amendement. This Agreement or any provision hereof may not be changed, waived terminated or discharged except by means of a written supplemental instrument signed by the party or parties against whom enforcement of the change, waiver, termination, or discharge is sought.
- Counterparts. This agreement may be executed in two or more partially or fully executed counterparts, each of which shall be deemed an original and shall bind the signatory, but all of which together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto, in consideration of the mutual promises contained herein, and such other consideration, agree to be lawfully bound in a manner not inconsistent with the terms and conditions contained herein as of the Effective Date above:

PURCHASER:

Signature [signature] *Print Name & title:* Vinnie Angelos, President,
Extreme Biodiesel, Inc.

Signature [signature] *Print Name & title:* Vic Devlaeminck, CFO/Board member,
Extreme Biodiesel, Inc.

SELLER:

Signature [signature] *Print Name & title* Rachel Cook, CEO/owner,
North Star Homes, LLC